UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TECKMINE INDUSTRIES, INC. (Exact name of registrant as specified in its charter)

Nevada (State of incorporation or organization)	98-0534859 (I.R.S. Employer Identification No.)

Suite 239 – 280 Nelson Street Vancouver, British Columbia, Canada (Address of principal executive offices)	V6B 2E2 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered Not applicable	Name of each exchange on which each class is to be registered Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X ]

Securities Act registration statement file number to which this form relates: 333-142977 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

Item 1.	Description of Registrant's Securities to be Registered.

The description of the Registrant's securities contained in the Registrant's Registration Statement on Form SB-2, as amended, filed with the commission under File No. 333-142977, is incorporated by reference into this registration statement.

Item 2.	Exhibits.

The following Exhibits are filed with this registration statement:

Exhibit Number	Description
3.0	(i) Articles of Incorporation; and (ii) Bylaws
3.1	Articles of Incorporation (incorporated by reference from our Registration Statement on Form SB-2 filed on May 15, 2007)
3.2	Bylaws (incorporated by reference from our Registration Statement on Form SB-2 filed on May 15, 2007)
5.0	Opinion on Legality
5.1	Opinion of Clark Wilson LLP regarding the legality of the securities being registered (incorporated by reference from our Registration Statement on Form SB-2 filed on July 18, 2007)
10.0	Material Contracts
10.1	Option Agreement dated November 10, 2004, between Teckmine Industries, Inc. and GoldBridge Resources Ltd. (incorporated by reference from our Registration Statement on Form SB-2 filed on May 15, 2007)
10.2	Option Agreement dated May 9, 2007 between Teckmine Industries, Inc. and Goldbridge Resources Ltd. (incorporated by reference from our Registration Statement on Form SB-2 filed on May 15, 2007)
23.0	Consents of Experts and Councils
23.1	Consent of Manning Elliott LLP, Chartered Accountants (incorporated by reference from our Registration Statement on Form SB-2 filed on July 18, 2007)
23.2	Consent of Clark Wilson LLP (included in exhibit 5.1)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TECKMINE INDUSTRIES, INC.

/s/ Raymond Irvine

By: Raymond Irvine

President, Secretary, Treasurer and Director

(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Dated: July 27, 2007

CW1339327.1